Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 24, 2022, relating to the consolidated financial statements of Gamida Cell Ltd. and its subsidiary (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
March 25, 2022	KOST FORER GABBAY & KASIERER
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